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                                                                   EXHIBIT 24(a)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 24, 2000 in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Martin Marietta Materials, Inc. Southwest Division 401(k) Plan with respect to the consolidated financial statements of Martin Marietta Materials, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                  Ernst & Young LLP

May 23, 2000